EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166325 on Form S-8 of our report dated December 31, 2012 with respect to the audited consolidated financial statements of Arkanova Energy Corporation for the years ended September 30, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

December 31, 2012